Exhibit 10.4

TERM LOAN PROMISSORY NOTE

$30,000,000.00	Tampa, Florida
July 1, 2013

FOR VALUE RECEIVED, the undersigned, SUPERIOR UNIFORM GROUP, INC., a Florida corporation (the “Borrower”), hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the “Lender”) or its assigns, at its office located at 201 East Kennedy Boulevard, 18th Floor, Tampa, Florida 33602, the principal sum of THIRTY MILLION AND NO/100 DOLLARS ($30,000,000.00) in (i) installments of principal of (A) $125,000.00 per month during the period of time commencing on the Closing Date through and including the first anniversary of the Closing Date, (B) $187,500.00 per month during the period of time commencing the day after the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, and (C) $250,000.00 per month during the period of time commencing the day after the second anniversary of the Closing Date through and including the Maturity Date, plus accrued interest thereon, at the rate or rates per annum applicable to the Term Loan as provided in the Credit Agreement dated as of July 1, 2013 (as the same may be amended, supplemented, replaced, amended and restated or otherwise modified from time to time, the “Credit Agreement”), between, inter alios, the Borrower and the Lender, on each Payment Date and (ii) a final payment of the outstanding principal balance of this Note, together with accrued interest thereon, at the at the rate or rates per annum applicable to the Term Loan as provided in the Credit Agreement, on the Maturity Date, all in lawful money of the United States of America in immediately available funds, at said office. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all out-of-pocket costs of collection, including the reasonable attorneys’ fees of the Lender. Capitalized or initially capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Credit Agreement.

The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

If any payment of principal or interest is not paid when due under (whether by acceleration or otherwise) or within ten (10) days thereafter, the Borrower shall pay to Lender a late payment fee of 5% of the payment amount then due, with a minimum fee of $20.00.

Upon the occurrence and during the continuance of an Event of Default, all outstanding principal of this Note shall bear interest at the Default Rate, and such default interest shall be payable on each Payment Date or upon demand or acceleration by Lender. To the greatest extent permitted by law, interest shall continue to accrue under the Notes at the Default Rate after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any law pertaining to insolvency or debtor relief.

The principal amount of this Note is subject to mandatory prepayments as provided in Section 3.03 of the Credit Agreement.

All borrowings evidenced by this Term Loan Promissory Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by the holder hereof in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Term Loan Promissory Note and the Credit Agreement. Should a conflict arise between this Term Loan Promissory Note and the Credit Agreement, the terms of the Credit Agreement shall control.

THIS TERM LOAN PROMISSORY NOTE HAS BEEN BOTH EXECUTED AND DELIVERED OUTSIDE OF THE TERRITORIAL LIMITS OF THE STATE OF FLORIDA AND IS NOT SECURED BY REAL PROPERTY LOCATED WITHIN THE STATE OF FLORIDA. THEREFORE, NO DOCUMENTARY STAMP TAX IS DUE HEREOF.

This Term Loan Promissory Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS TERM LOAN PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS TERM LOAN PROMISSORY NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.

BORROWER BY ITS EXECUTION HEREOF AND LENDER BY ITS ACCEPTANCE HEREOF, EACH IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Borrower has caused this Term Loan Promissory Note to be signed by its duly authorized representative all as of the day and year first above written.

SUPERIOR UNIFORM GROUP, INC.,

a Florida corporation

By: /s/ Andrew D. Demott, Jr.

       Andrew D. Demott, Jr., Executive

       Vice President, Chief Financial Officer

       and Treasurer

 Term Loan Promissory Note Signature Page